EXHIBIT 5.1

June 11, 2021

VAALCO Energy, Inc.

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

Re:	VAALCO Energy, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to VAALCO Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of 3,750,000 shares (the “Shares”) of the Company’s common stock, $0.10 par value per share (the “Common Stock”), reserved for issuance pursuant to future awards under the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, as amended on June 3, 2021 (as amended, the “Incentive Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinion expressed herein is limited exclusively to the Delaware General Corporation Law (the “DGCL”), as currently in effect, and we have not considered, and express no opinion on, any other laws.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company, as amended through May 7, 2014 (the “Certificate of Incorporation”), and the Third Amended and Restated Bylaws of the Company, as amended through July 30, 2020 (the “Bylaws”), (ii) certain resolutions of the Board of Directors of the Company related to the approval of the Incentive Plan, (iii) the Incentive Plan, (iv) the Registration Statement and all exhibits thereto, (v) a certificate executed by an officer of the Company, dated as of the date hereof, and (vi) such other records, documents and instruments as we considered appropriate for purposes of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third-party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In rendering the opinion set forth below, we have also assumed that, at the time of the issuance of the Shares, (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded; (iii) the Company will receive consideration for the issuance of the Shares as required by the Incentive Plan and that such consideration is at least equal to the par value of the Common Stock; (iv) all requirements of the DGCL, the Certificate of Incorporation and the Bylaws will be complied with when the Shares are issued; (v) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock; and (vi) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Incorporation that have not otherwise been issued or reserved for issuance.

VAALCO Energy, Inc.

June 11, 2021

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that upon the issuance of the Shares in accordance with the terms of the Incentive Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP